EXHIBIT 23.2
DEGOLYER AND MACNAUGHTON
500 I SPRING ALLEY ROAD SUITE 800 EAST
DALLAS, TEXAS 75244

September 8, 2016

Evolution Petroleum Corporation 1155 Dairy Ashford
Suite 425
Houston, Texas 77079
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our letter report dated August 25 2016, and to the inclusion of information taken from our "Report as of June 30, 2016 on Reserves and Revenue of Certain Properties owned by Evolution Petroleum Corporation" in the sections Business Strategy-Delhi Field CO2 EOR (Enhanced Oil Recovery) Project, Estimated Oil and Natural Gas Reserves and Estimated Future Net Revenues, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2016. We further consent to the incorporation by reference of information in the Form 10-K in the Evolution Petroleum Corporation Registration Statement No. 333-152136 on Form S-8, Registration Statement No. 333-140182 on Form S-8, Registration Statement No. 333-183746 on Form S-8, Registration Statement No. 333-211338 on Form S-3, and Registration Statement No. 333-193899 on Form S-3.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716